Exhibit 4.5
AMENDED AND RESTATED SECURITY AGREEMENT
Dated as of August 28, 2008
among
STONE ENERGY CORPORATION
and the other Debtors parties hereto
in favor of
BANK OF AMERICA, N.A.,
as Administrative Agent

(CONTINUED)

SECTION 1. DEFINITIONS	1

1.1 Defined Terms	1

1.2 Interpretation	2

1.3 Certain Definitions	2

SECTION 2. GRANT OF SECURITY INTEREST	6

2.1 Grant of Security Interest	6

2.2 Avoidance Limitation	7

2.3 Debtors Remain Liable	7

SECTION 3. REPRESENTATIONS AND WARRANTIES	7

3.1 No Other Liens	7

3.2 Perfected First-Priority Liens	8

3.3 Debtor’s Legal Name; Jurisdiction of Organization; Chief Executive Office	8

3.4 Certain Collateral	8

3.5 Investment Property	8

SECTION 4. COVENANTS AND AGREEMENTS	9

4.1 Maintenance of Insurance	9

4.2 Maintenance of Perfected Security Interest; Further Documentation; Filing Authorization; Further Assurances; Power of Attorney	9

4.3 Changes in Name, etc	11

4.4 Pledged Securities	11

4.5 Commercial Tort Claims	12

SECTION 5. LIMITATION ON PERFECTION OF SECURITY INTEREST	13

SECTION 6. REMEDIAL PROVISIONS	13

6.1 General Interim Remedies	13

6.2 Receivables, Chattel Paper, Instruments and Payment Intangibles	13

6.3 Contracts	14

6.4 Pledged Securities	15

6.5 Foreclosure	15

6.6 Application of Proceeds	16

6.7 Waiver of Certain Rights	16

6.8 Remedies Cumulative	16

6.9 Reinstatement	17

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(CONTINUED)

SECTION 7. MISCELLANEOUS	17

7.1 Amendments	17

7.2 Notices	17

7.3 No Waiver by Course of Conduct; Cumulative Remedies; No Duty	17

7.4 Enforcement Expenses; Indemnification	17

7.5 Successors and Assigns	19

7.6 Set-Off	19

7.7 Counterparts	19

7.8 Severability	19

7.9 Section Headings	20

7.10 Integration; Direct Conflict	20

7.11 GOVERNING LAW, WAIVER OF JURY TRIAL, ETC	20

7.12 Additional Debtors	22

7.13 Termination; Releases	22

7.14 Amendment and Restatement; Confirmation of Liens	23

-iii-

(CONTINUED)

SCHEDULES
Schedule 3.3	-	Organization, Location, and Filing Information
Schedule 3.4	-	Certain Collateral
Schedule 3.5(a)	-	Pledged Securities
Schedule 7.2	-	Debtors’ Addresses for Notice

ANNEXES

Annex I	-	Security Agreement Supplement

-iv-

AMENDED AND RESTATED SECURITY AGREEMENT
     This AMENDED AND RESTATED SECURITY AGREEMENT dated as of August 28, 2008 (this “Agreement”), is among STONE ENERGY CORPORATION, a Delaware corporation (the “Borrower”), any subsidiary of Borrower party hereto from time to time (the “Subsidiaries”) (the Borrower and the Subsidiaries collectively being the “Debtors”) and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Agent”) for the benefit of the Secured Parties (as defined below).
INTRODUCTION
     A. Reference is made to the Amended and Restated Credit Agreement dated as of November 1, 2007 (as amended or otherwise modified from time to time, the “Existing Credit Agreement”) among the Borrower, certain financial institutions which are or may become parties thereto, and the Agent.
     B. The Existing Credit Agreement is being amended and restated in its entirety pursuant to that certain Second Amended and Restated Credit Agreement dated as of August 28, 2008 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”) among the Borrower, certain financial institutions which are or may become parties thereto, and the Agent.
     C. In connection with the Existing Credit Agreement, Borrower has previously executed and delivered the Security Agreement dated as of November 1, 2007 (the “Existing Security Agreement”) between the Borrower and the Agent.
     D. It is a condition precedent to the effectiveness of the Credit Agreement and the making of Advances thereunder that the Debtors shall have entered into this Agreement, which shall amend and restate the Existing Security Agreement, in order to secure the Borrower’s obligations under the Credit Agreement, the obligations of the Subsidiaries under any Guaranty (as defined in the Credit Agreement), and all other Secured Obligations (as defined below).
     In consideration of the credit and other direct and indirect benefits expected to be received in connection with the Credit Agreement, including as a result of the shared identity of interest as members of a combined group of companies, and for other good, valuable, and reasonably equivalent consideration, each Debtor jointly and severally agrees with the Agent as follows:
SECTION 1.
DEFINITIONS
     1.1 Defined Terms. Terms defined above and elsewhere in this Agreement shall have their specified meanings. Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement. All terms used herein and defined in the UCC shall have the same definitions herein as specified therein.

     1.2 Interpretation. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Debtor, shall refer to such Debtor’s Collateral or the relevant part thereof. Each Debtor agrees to the terms and provisions of Section 1.2 and 1.3 of the Credit Agreement and such terms and provisions are incorporated herein for all purposes.
     1.3 Certain Definitions. The following terms shall have the following meanings:
     “Chattel Paper” means all of each Debtor’s present and future chattel paper, including electronic chattel paper.
     “Collateral” has the meaning specified in Section 2.1.
     “Collateral Account” means any deposit account with the Agent which is designated, maintained, and under the control of the Agent in which the Agent has a security interest, and which has been established pursuant to the provisions of this Agreement for the purposes described in this Agreement, including collecting, holding, disbursing, or applying certain funds, all in accordance with this Agreement.
     “Contracts” means all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) to which any Debtor now or hereafter is bound, or a party, beneficiary or assignee, in any event, including all such contracts, undertakings, or agreements in or under which any Debtor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Receivable.
     “Copyrights” means all of the following now owned or hereafter acquired by any Debtor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country and all extensions and renewals thereof, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.
     “Copyright Licenses” means any written agreement naming any Debtor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
     “Deposit Accounts” means all deposit accounts now or hereafter held in the name of any Debtor.
     “Document” means any document, including, without limitation, a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.
     “Equipment” means all of each Debtor’s present or future owned or leased fixtures and equipment wherever located, including drilling platforms and rigs and remotely operated vehicles, trenchers, and other equipment used by any Debtor for the provision of marine construction services, well operations services, oil and gas production services, or other services, vehicles, motor vehicles, rolling stock, vessels, aircraft, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment) and similar items which relate to the above, together with all parts thereof and all accessions and additions thereto.
     “Equity” means shares of capital stock or a partnership, profits, capital or member interest, or options, warrants or any other right to substitute for or otherwise acquire the capital stock or a partnership, profits, capital or member interest of any Debtor.
     “Fixtures” means any fixture or fixtures now or hereafter owned or leased by any of the Debtors, or in which any of the Debtors holds or acquires any other right, title or interest, constituting “fixtures” under the UCC.
     “General Intangibles” means all general intangibles now owned or hereafter acquired by any Debtor, including all right, title and interest that such Debtor may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, trade secrets, software, data bases, data, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights and intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged stock and Investment Property, rights or indemnification.
     “Instruments” means all of each Debtor’s instruments, including all promissory notes and other evidences of indebtedness, including intercompany instruments, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.
     “Intellectual Property” means all intellectual and similar property of any Debtor of every kind and nature now owned or hereafter acquired by any Debtor, including inventions, designs, Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights, Copyright Licenses, domain names and domain name registrations, trade secrets, confidential or proprietary technical and business information, know-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, licenses for any of the foregoing and all license rights, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
     “Investment Property” means all investment property now owned or hereafter acquired by any Debtor, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Debtor, including the rights of any Debtor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Debtor; (iv) all commodity contracts of any Debtor; and (v) all commodity accounts held by any Debtor.
     “Inventory” means all of each Debtor’s present and future inventory, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Debtor for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Debtor’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies, and embedded software. “Inventory” shall also include inventory in joint production with another person, inventory in which any Debtor has an interest as consignor, and inventory that is returned to or stopped in transit by any Debtor, and all combinations and products thereof.
     “Letter-of-Credit Rights” means all letter-of-credit rights now owned or hereafter acquired by any Debtor, including rights to payment or performance under a letter of credit, whether or not such Debtor, as beneficiary, has demanded or is entitled to demand payment or performance.
     “Licenses” means any Patent License, Trademark License, Copyright License or other license or sublicense to which any Debtor is a party, including any franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.
     “Liquid Assets” means all cash and cash equivalents at any time held by any of the Debtors, including all amounts from time to time held in any checking, savings, deposit or other account of any of the Debtors, all monies, proceeds or sums due or to become due therefrom or thereon and all documents (including, but not limited to passbooks, certificates and receipts) evidencing all funds and investments held in such accounts.
     “Patents” means all of the following now owned or hereafter acquired by any Debtor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
     “Patent License” means all agreements, whether written or oral, providing for the grant by or to any Debtor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.
     “Pledged Securities” means, with respect to each Debtor, (a) all Equity held by such Debtor in any corporations or other entities (including, without limitation, those corporations or other entities described in Schedule 3.5 that are directly held by such Debtor), together with all warrants to purchase, all depositary shares, and all other rights of such Debtor in respect of such Equity, (b) all certificates, instruments or other documents evidencing such Equity and registered or held in the name of, or otherwise in the possession of, such Debtor, and (c) all present and future payments, dividend distributions, instruments, compensation, property, assets, interests and rights in connection with or related to the Equity described in clause (a) above, and all monies due or to become due and payable to such Debtor in connection with or related to such Equity or otherwise paid, issued or distributed in respect of or in exchange therefor (including, without limitation, all proceeds of dissolution or liquidation).
     “Proceeds” means all of each Debtor’s present and future (a) proceeds of the Collateral, whether arising from the collection, sale, lease, exchange, assignment, licensing, or other disposition of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under authority from a Governmental Authority), (c) claims against third parties for impairment, loss, damage, or impairment of the value of such Collateral, and (d) any and all proceeds of, and all claims for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, including any credit insurance with respect to Receivables, in each case whether represented as money, deposit accounts, accounts, general intangibles, securities, instruments, documents, chattel paper, inventory, equipment, fixtures, or goods.
     “Receivables” means all of each Debtor’s present and future accounts, accounts from governmental agencies, instruments, and general intangibles, including those arising from the provision of services to the customers of any Debtor, and rights to payment under all Contracts, income tax refunds, and other rights to the payment of money, together with all of the right, title and interest of any of the Debtors in and to (a) all security pledged, assigned, hypothecated or granted to or held by any of the Debtors to secure the foregoing, (b) all of any of the Debtors’ right, title and interest in and to any goods or services, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney granted to any of the Debtors for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all credit information, reports and memoranda relating thereto, and (f) all other writings related in any way to the foregoing.
     “Records” means all of each Debtor’s present and future books, accounting records, files, computer files, computer programs, correspondence, credit files, records, ledger cards, invoices, and other records primarily related to any other items of Collateral, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of any of the Debtors or any computer bureau from time to time acting for any of the Debtors.
     “Secured Obligations” means (a) the Obligations and (b) any increases, extensions, renewals, replacements, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the agreements creating the foregoing obligations, in each case, whether direct or indirect, absolute or contingent.

     “Secured Parties” means the Banks, the holders of any Secured Obligations arising under Specified Swap Contracts, the Issuing Bank, and the Agent.
     “State of Organization” means the jurisdiction of organization of each of the Debtors as listed on Schedule 3.3, as the same may be changed in accordance with Section 4.4.
     “Supporting Obligations” means all supporting obligations, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.
     “Trademarks” means all of the following now owned or hereafter acquired by any Debtor: all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof.
     “Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Debtor of any right to use any Trademark.
     “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Texas, as amended from time to time, and any successor statute.
SECTION 2.
GRANT OF SECURITY INTEREST
     2.1 Grant of Security Interest. Each Debtor hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in all of such Debtor’s right, title, and interest in and to the following property (the “Collateral”) to secure the payment and performance of the Secured Obligations: (a) all Chattel Paper, all Collateral Accounts, all commercial tort claims, all Contracts, all Deposit Accounts, all Documents, all Equipment, all Fixtures, all General Intangibles, all Instruments, all Intellectual Property, all Inventory, all Investment Property (including without limitation the Pledged Securities), all Letter-of-Credit Rights, all Liquid Assets, all Receivables, all Records, and all Supporting Obligations, (b) any and all additions, accessions and improvements to, all substitutions and replacements for and all products of or derived from the foregoing, and (c) all Proceeds of the foregoing.
To the extent that the Collateral is not subject to the UCC, each Debtor collaterally assigns all of such Debtor’s right, title, and interest in and to such Collateral to the Agent for the benefit of the Secured Parties to secure the payment and performance of the Secured Obligations to the full extent that such a collateral assignment is possible under the relevant law.
Notwithstanding anything to the contrary in this Agreement, the term “Collateral” shall not include (i) any lease, license, contract, property right or agreement (or any of its rights or interests thereunder) if and to the extent that the grant of the security interest shall, after giving effect to Sections 9.406, 9.407, 9.408 or 9.409 of the UCC (or any successor provision or provisions) or any other applicable law, constitute or result in (A) the abandonment, invalidation or unenforceability of any material right, title or interest of the applicable Debtor therein or (B) a breach or termination pursuant to the terms of, or a default under, any such lease license, contract, property rights or agreement; provided, however, that the security interest shall attach immediately at any such time as the restriction resulting in abandonment, invalidation or unenforceability or breach or termination shall be removed or become invalid or any condition thereto (including any consent) shall be satisfied; (ii) once paid, any amounts constituting the payment of a dividend or the repurchase or redemption of the shares of the Borrower’s common stock, in each case to the extent such dividend, repurchase or redemption is permitted under Section 6.5 of the Credit Agreement; and (iii) Realty Collateral (as such term is defined in the Mortgages).
     2.2 Avoidance Limitation. Notwithstanding Section 2.1 above, the amount of any Secured Obligations that are secured by any Debtor’s rights in Collateral subject to a Lien in favor of the Agent hereunder or under any other Security Document shall be limited to the extent, if any, required so that the Liens it has granted under this Security Agreement shall not be subject to avoidance under Section 548 of the Bankruptcy Code of the United States or to being set aside or annulled under any Legal Requirement relating to fraud on creditors. In determining the limitations, if any, on the amount of any Secured Obligations that are subject to the Lien on such Debtor’s Collateral hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Debtor may have under the Guaranties, any other agreement or Legal Requirement shall be taken into account.
     2.3 Debtors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Debtor shall remain liable under the Contracts included in the Collateral to the extent set forth therein to perform such Debtor’s obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Agent of any rights hereunder shall not release any Debtor from any obligations under the Contracts included in the Collateral; and (c) the Agent shall not have any obligation under the Contracts included in the Collateral by reason of this Agreement, nor shall the Agent be obligated to perform or fulfill any of the obligations of any Debtor thereunder, including any obligation to make any inquiry as to the nature or sufficiency of any payment any Debtor may be entitled to receive thereunder, to present or file any claim, or to take any action to collect or enforce any claim for payment thereunder.
SECTION 3.
REPRESENTATIONS AND WARRANTIES
To induce the Banks to make Advances to the Borrower and to issue Letters of Credit for the account of the Borrower under the Credit Agreement, each Debtor hereby represents and warrants to the Agent, for the benefit of the Secured Parties, that:
     3.1 No Other Liens. Each Debtor owns each item of the Collateral free and clear of any and all Liens or claims of others except for Permitted Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as have been filed in favor of the Agent, for the ratable benefit of the

Secured Parties, pursuant to this Agreement or (ii) such as have been filed with respect to Permitted Liens.
     3.2 Perfected First-Priority Liens. To the extent that the filing of a UCC financing statement, or the “control” by Agent of a certificated security, can be effective to perfect a security interest in the Collateral under the UCC, the security interests granted pursuant to this Agreement (a) will, upon completion of the filing of UCC financing statements describing the Collateral in the offices located in the jurisdictions listed on Schedule 3.3, the filing of UCC fixture filings describing the Fixture Collateral (as defined in the Mortgages) in the mortgage records of any parish where such Fixture Collateral is located, and the taking of all applicable actions in respect of perfection contemplated by Section 4.4 in respect of Collateral, constitute valid perfected security interests in the Collateral in favor of the Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Debtor and any Persons purporting to purchase any Collateral from such Debtor and (b) are prior to all other Liens on the Collateral except for Permitted Liens.
     3.3 Debtor’s Legal Name; Jurisdiction of Organization; Chief Executive Office. Each Debtor’s exact legal name is set forth on the signature page hereof, and from and after an amendment or modification thereto, on a written notification delivered to the Agent pursuant to Section 4.4. Except as set forth in Schedule 3.3, such Debtor has not conducted business under any name other than its current name during the last five years prior to the date of this Agreement. On the date hereof, such Debtor’s jurisdiction of organization, type of organization, identification number from the jurisdiction of organization (if any), and the location of such Debtor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3.3.
     3.4 Certain Collateral. Except as set forth on Schedule 3.4,
          (a) none of the Collateral constitutes, or is the Proceeds of, farm products and none of the Collateral has been purchased for, or will be used by any Debtor primarily for personal, family or household purposes;
          (b) such Debtor holds no commercial tort claims with a value in excess of $2,500,000;
          (c) such Debtor holds no interest in, title to or power to transfer, any material Patents, material Trademarks, or material Copyrights;
          (d) such Debtor holds no interest in, title to or power to transfer any material Intellectual Property that is registered or for which an application has been filed in the United States Patent and Trademark Office or the United States Copyright Office;
          (e) such Debtor owns no (i) certificated vehicles with an aggregate value greater than $500,000 or (ii) vessels, railcars, or aircraft.
     3.5 Investment Property.

          (a) Each Debtor is the legal and beneficial owner of the Pledged Securities as set forth on Schedule 3.5(a). The Pledged Securities have been duly authorized, validly issued and are fully paid and non-assessable and are not subject to any limitations to purchase or similar rights by any person, and none of the Pledged Securities constitutes margin stock (within the meaning of Regulation U issued by the FRB). Except as set forth on Schedule 3.5(a), the Pledged Securities constitute all of the issued and outstanding Equity of each of the respective issuers thereof and no such issuer has any obligation to issue any additional Equity or rights or options thereto.
          (b) Except (x) as may be required in connection with any disposition of any portion of the Pledged Securities by laws affecting the offering and sale of securities generally, and (y) the filing of UCC financing statements as contemplated by Section 3.2, no consent of any Person and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required in connection with (i) the execution, delivery, performance, validity or enforceability of this Agreement, (ii) the perfection or maintenance of the security interest created hereby (including the first-priority nature thereof), or (iii) the exercise by the Agent of the rights provided for in this Agreement.
          (c) Such Debtor is the record and beneficial owner of, and has good title to the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and other Permitted Liens.
SECTION 4.
COVENANTS AND AGREEMENTS
Each Debtor covenants and agrees with the Agent and the Secured Parties that, from and after the date of this Agreement until this Agreement terminates in accordance with Section 7.13(a):
     4.1 Maintenance of Insurance. Such Debtor will comply with the provisions of the Credit Agreement governing the maintenance of insurance for any of its assets constituting Collateral.
     4.2 Maintenance of Perfected Security Interest; Further Documentation; Filing Authorization; Further Assurances; Power of Attorney.
          (a) Subject to Section 5, such Debtor shall maintain the security interest created by this Agreement in the Collateral as a perfected first-priority security interest subject only to Permitted Liens and shall defend such security interest against the claims and demands of all Persons whomsoever other than Persons holding such Permitted Liens.
          (b) Such Debtor will furnish to the Agent from time to time statements and schedules further identifying and describing the assets and property of such Debtor and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

          (c) Subject in each case to Section 5, each Debtor further agrees to take any other action reasonably requested by the Agent to insure the attachment, perfection and priority of, and the ability of the Agent to enforce, the security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that any Debtor’s signature thereon is required therefor; and (ii) complying with any provision of any statute, law, regulation or treaty of the United States or any other country, including the UCC of any applicable jurisdictions, as to any Collateral if compliance with such provision is a condition to the attachment, perfection or priority of, or the ability of the Agent to enforce, the security interest in such Collateral.
          (d) Each Debtor hereby irrevocably authorizes the Agent at any time and from time to time to file in any applicable jurisdiction in which the Uniform Commercial Code has been adopted and is in effect any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of each Debtor or words of similar effect, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment. Each Debtor agrees to furnish any such information to the Agent promptly upon request. Each Debtor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.
          (e) During the existence of an Event of Default,
          (i) At the Agent’s request, each Debtor shall take any actions reasonably requested by the Agent with respect to such Event of Default, including diligently endeavoring to cure any material defect existing or claimed, and taking all reasonably necessary and desirable steps for the defense of any legal proceedings, including the employment of counsel, the prosecution or defense of litigation, and the release or discharge of all adverse claims;
          (ii) The Agent, whether or not named as a party to any legal proceedings, is authorized to take any additional steps as the Agent deems necessary or desirable for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the security interests, collateral assignments, and other Liens created hereunder, including the employment of independent counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to any Collateral and the payment or removal of prior liens or security interests, and the reasonable expenses of the Agent in taking such action shall be paid by the Debtors; and
          (iii) Each Debtor agrees that, if such Debtor fails to perform under this Agreement or any other Credit Document to which such Debtor is a party, the Agent may, but shall not be obligated to, perform such Debtor’s obligations under this Agreement or such other Credit Document, and any reasonable expenses incurred by the Agent in performing such Debtor’s obligations shall be paid by such Debtor. Any such performance by the Agent may be made by the Agent in reasonable reliance on any statement, invoice, or claim, without inquiry into the validity or accuracy thereof. The amount and nature of any expense of the Agent hereunder shall be conclusively established by a certificate of any officer of the Agent absent manifest error, and such amount shall be included in the Secured Obligations.
          (f) Each Debtor irrevocably appoints the Agent as such Debtor’s attorney in fact, with full authority to act during the existence of an Event of Default, for such Debtor and in the name of such Debtor, to take any action and execute any agreement which the Agent deems necessary or advisable to accomplish the purposes of this Agreement, including the actions that Agent is expressly authorized to take pursuant to this Agreement (including pursuant to paragraph (e) above), and instituting proceedings the Agent deems necessary or desirable to enforce the rights of the Agent with respect to this Agreement.
     4.3 Changes in Name, etc. Such Debtor will not, except upon 30 days’ prior written notice to the Agent or such lesser period to which the Agent may agree in writing, (a) change its type of organization, jurisdiction of organization or other legal structure from that referred to in Section 3.3, (b) change its organizational number if it has one, or (c) change its name. Promptly following such notice to the Agent and before taking any action described in clause (a), (b), or (c) above, such Debtor shall deliver to the Agent all additional approved or executed financing statements and other executed documents reasonably requested by the Agent to maintain the validity, perfection, and priority of the security interests provided for or required herein.
     4.4 Pledged Securities. With respect to Pledged Securities:
          (a) If any Debtor shall at any time own or acquire any Pledged Securities which are certificated securities, whether as a stock split, stock dividend, or other distribution with respect to Pledged Securities, or otherwise, such Debtor shall promptly, and in any event within ten (10) Business Days after receipt thereof, deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. If any Pledged Securities now owned or hereafter acquired by any Debtor are uncertificated securities and are issued to such Debtor or its nominee directly by the issuer thereof, such Debtor shall immediately notify the Agent thereof, and shall take any actions requested by the Agent to enable the Agent to obtain “control” (within the meaning of Section 8-106 of the UCC) with respect thereto.
          (b) So long as no Event of Default has occurred and is continuing, each Debtor shall be entitled:
          (i) to exercise, in a manner not inconsistent with the terms hereof, the voting power with respect to the Pledged Securities of such Debtor, and for that purpose the Agent shall (if any Pledged Securities shall be registered in the name of the Agent or its nominee) execute or cause to be executed from time to time, at the expense of the Borrower, such proxies or other instruments in favor of such Debtor or its nominee, in such form and for such purposes as shall be reasonably requested by such Debtor, to enable it to exercise such voting power with respect to the Pledged Securities; and

          (ii) except as otherwise provided herein or in the Credit Agreement, to receive and retain for its own account any and all payments, proceeds, dividends, distributions, property, assets, or rights to the extent such are permitted pursuant to the terms of the Credit Agreement.
          (c) Upon the occurrence and during the continuation of any Event of Default, all rights of each Debtor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 4.4(b) and to receive the payments, proceeds, dividends, distributions, property, assets, or rights that the Debtor would otherwise be authorized to receive and retain pursuant to Section 4.4(b) shall cease, and thereupon the Agent shall be entitled to exercise all voting power with respect to the Pledged Securities and to receive and retain, as Collateral hereunder, any and all payments, proceeds, dividends, distributions, property, assets, or rights at any time declared or paid upon any of the Pledged Securities during such an Event of Default and otherwise to act with respect to the Pledged Securities to the same extent as the applicable Debtor would have been, absent application of this clause (c).
          (d) All payments, proceeds, dividends, distributions, property, assets, instruments or rights that are received by each Debtor contrary to the provisions of this Section 4.4 shall be received and held in trust by such Debtor for the benefit of the Agent, shall be segregated by each Debtor from other funds of such Debtor and shall be forthwith paid over to the Agent as Pledged Securities in the same form as so received (with any necessary endorsement).
          (e) If such Debtor is an issuer of Pledged Securities, such Debtor agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) it will comply with instructions received by it pursuant to the terms of Section 4.4(f) with respect to the Pledged Securities issued by it.
          (f) Each Debtor hereby authorizes and instructs each issuer of any Pledged Securities pledged by such Debtor hereunder to (i) comply with any instruction received by it from the Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Debtor, and each Debtor agrees that each such issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Agent.
     4.5 Commercial Tort Claims. If any Debtor shall at any time hold or acquire a commercial tort claim with a value in excess of $2,500,000, such Debtor shall promptly notify the Agent in a writing signed by such Debtor of the brief details thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Agent. Notwithstanding the foregoing, any such security interest in commercial tort claims shall, prior to the occurrence (and after the waiver or cure) of an Event of Default (and during the continuation of an Event of Default unless the Agent has demanded the attachment of such security interest thereto), not be required to attach to the extent the value of any such commercial tort claim does not exceed $2,500,000.
SECTION 5.
LIMITATION ON PERFECTION OF SECURITY INTEREST
Notwithstanding anything to the contrary contained above, the perfection of the security interest granted in Section 2 above (except with respect to Deposit Accounts, Letter of Credit Rights and certificated Pledged Securities) will, prior to the occurrence (and after the waiver or cure) of an Event of Default (and during the continuation of an Event of Default unless the Agent has required that further actions are taken with respect to the perfection thereof), be effected solely by filing an appropriate financing statement under the applicable Uniform Commercial Code. The perfection of the security interest granted in Section 2 above in certificated Pledged Securities will be effected by filing an appropriate financing statement under the applicable Uniform Commercial Code and by possession by the Agent of the certificates representing such Pledged Securities, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify.
SECTION 6.
REMEDIAL PROVISIONS
During the existence of an Event of Default, the Agent may, at the Agent’s option, exercise one or more of the remedies specified elsewhere in this Agreement or the following remedies:
     6.1 General Interim Remedies. During the existence of an Event of Default, the Agent may exercise one or more of the following remedies:
          (a) To the extent permitted by law, the Agent may exercise all the rights and remedies of a secured party under the UCC.
          (b) The Agent may prosecute actions in equity or at law for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted or for the enforcement of any other appropriate legal or equitable remedy.
          (c) The Agent may require any Debtor to promptly assemble any tangible Collateral of such Debtor and make it available to the Agent at a place to be designated by the Agent. The Agent may occupy any premises owned or leased by any Debtor where the Collateral is assembled for a reasonable period in order to effectuate the Agent’s rights and remedies hereunder or under law, without obligation to any Debtor with respect to such occupation.
     6.2 Receivables, Chattel Paper, Instruments and Payment Intangibles. During the existence of an Event of Default, the Agent may establish one or more Collateral Accounts for the purpose of collecting the payments due to the Debtors under any Contracts or otherwise with respect to the Receivables, Chattel Paper, Instruments and/or payment intangibles constituting Collateral and holding the proceeds thereof, and may, or may direct the Debtors to, instruct all makers and/or all obligors with respect thereto to make all payments with respect to such Collateral directly to the Agent for deposit into the Collateral Accounts designated by the Agent. After such direction to the Debtors, all payments, whether of principal, interest, or other amounts, under any Contracts or otherwise with respect to the Receivables, Chattel Paper, Instruments and/or payment intangibles constituting Collateral shall be directed to the appropriate Collateral Account. All such payments which may from time to time come into the possession of any Debtor shall be held in trust for the Agent, segregated from the other funds of such Debtor, and delivered to the Agent immediately in the form received with any necessary endorsement for deposit into the appropriate Collateral Account, such delivery in no event to be later than one Business Day after receipt thereof by the applicable Debtor. Each Debtor agrees to execute any documents reasonably requested by the Agent to create any Collateral Account and pledge it to the Agent. In connection with the foregoing, the Agent shall have the right at any time during the existence of an Event of Default to take any of the following actions, in the Agent’s own name or in the name of the applicable Debtor: compromise or extend the time for payment of any payments due with respect to any Instrument or Chattel Paper upon such terms as the Agent may reasonably determine; endorse the name of the applicable Debtor, on checks, instruments, or other evidences of payment with respect to any such Collateral; make written or verbal requests for verification of amount owing on any such Collateral from the maker thereof or obligor thereunder; open mail addressed to such Debtor which the Agent reasonably believes relates to any such Collateral, and, to the extent of checks or other payments with respect to any such Collateral, dispose of the same in accordance with this Agreement; take action in the Agent’s name or the applicable Debtor’s name, to enforce collection of such checks and other payments; and take all other action necessary to carry out this Agreement and give effect to the Agent’s rights hereunder. Costs and expenses incurred by the Agent in collection and enforcement of amounts owed under any Contracts or otherwise with respect to the Receivables, Chattel Paper, Instruments and/or payment intangibles constituting Collateral, including attorneys’ fees and out-of-pocket expenses, shall be reimbursed by the applicable Debtor to the Agent on demand.
     6.3 Contracts. During the existence of an Event of Default, the Agent may, at its option, exercise one or more of the following remedies with respect to the Contracts that constitute Collateral:
          (a) (i) take any action permitted under Section 6.2 and (ii) in the place and stead of the applicable Debtor, exercise any other rights of such Debtor under such Contracts in accordance with the terms thereof. Without limitation of the foregoing, each Debtor agrees that under the foregoing circumstances, the Agent may give notices, consents and demands and make elections under such Contracts, modify or waive the terms of such Contracts and enforce such Contracts, in each case, to the same extent and on the same terms as such Debtor might have done. It is understood and agreed that notwithstanding the exercise of such rights and/or the taking or such actions by the Agent, such Debtor shall remain liable for performance of its obligations under such Contracts;
          (b) upon receipt by the Agent of notice from any counterparty to any such Contract of such Person’s intent to terminate such Contract, the Agent shall be entitled to (i) cure or cause to be cured the condition giving rise to such Person’s right of termination of such

Contract, or (ii) acquire and assume (or assign and cause the assumption by a third party of) the rights and obligations of the applicable Debtor under such Contract; and
          (c) upon termination of any Contract by operation of law or otherwise, the Agent shall be entitled to enter into a new agreement (“Successor Agreement”) with the counterparty to such terminated Contract, on the same terms and with the same provisions as such terminated Contract. Each Debtor agrees that such Debtor shall have no rights whatsoever with respect to any Successor Agreement.
     6.4 Pledged Securities.
          (a) Each Debtor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions and registration requirements contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.
          (b) Each Debtor agrees to use its best efforts to do or cause to be done all such other acts (other than preparation and filing of a registration statement) as may be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 6.4 valid and binding and in compliance with any and all other applicable Legal Requirements. Each Debtor further agrees that a breach of any of the covenants contained in this Section 6.4 will cause irreparable injury to the Agent and the Secured Parties, that the Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.4 shall be specifically enforceable against such Debtor, and such Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.
     6.5 Foreclosure.
          (a) During the existence of an Event of Default, the Agent may foreclose on the Collateral in any manner permitted by the courts of or in the State of Texas or the jurisdiction in which any Collateral is located. If the Agent should institute a suit against any Collateral or any Debtor for the collection of the Secured Obligations and for the foreclosure of this Agreement, the Agent may at any time before the entry of a final judgment dismiss the same, and take any other action permitted by this Agreement.

          (b) To the extent permitted by law, the Agent may exercise all the foreclosure rights and remedies of a secured party under the UCC during the existence of an Event of Default. In connection therewith, the Agent may sell any Collateral at public or private sale, at the office of the Agent or elsewhere, for cash or credit and upon such other terms as the Agent deems commercially reasonable. The Agent may sell any Collateral at one or more sales, and the security interest granted hereunder shall remain in effect as to the unsold portion of the Collateral. Each Debtor agrees that to the extent permitted by law such sales may be made without notice. If notice is required by law, each Debtor hereby deems ten days advance notice of the time and place of any public or private sale reasonable notification, recognizing that if any portion of the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, shorter notice may be reasonable. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any sale by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned. In the event that any sale hereunder is not completed or is defective in the opinion of the Agent, the Agent shall have the right to cause subsequent sales to be made hereunder. Any statements of fact or other recitals made in any bill of sale, assignment, or other document representing any sale hereunder, including statements relating to the occurrence of an Event of Default, acceleration of the Secured Obligations, notice of the sale, the time, place, and terms of the sale, and other actions taken by the Agent in relation to the sale may be conclusively relied upon by the purchaser at any sale hereunder. The Agent may delegate to any agent the performance of any acts in connection with any sale hereunder, including the sending of notices and the conduct of the sale.
     6.6 Application of Proceeds. Unless otherwise specified herein, any cash proceeds received by the Agent from the sale of, collection of, or other realization upon any part of the Collateral or any other amounts received by the Agent hereunder may be, at the reasonable discretion of the Agent (i) held by the Agent in one or more Cash Collateral Accounts as cash collateral for the Secured Obligations or (ii) applied in the order specified in Section 7.7 of the Credit Agreement.
     6.7 Waiver of Certain Rights. To the full extent each Debtor may do so under applicable law, such Debtor shall not insist upon, plead, claim, or take advantage of any law providing for any appraisement, valuation, stay, extension, or redemption, and such Debtor hereby waives and releases the same, and all rights to a marshaling of the assets of such Debtor, including the Collateral of such Debtor, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. Such Debtor shall not assert any right under any law pertaining to the marshaling of assets, sale in inverse order of alienation, the administration of estates of decedents or other right to defeat, reduce, or otherwise adversely affect in any respect the rights of the Agent under the terms of this Agreement.
     6.8 Remedies Cumulative. The Agent’s remedies under this Agreement and the Credit Documents to which any Debtor is a party shall be cumulative, and no delay in enforcing this Agreement and the Credit Documents to which any Debtor is a party shall act as a waiver of the Agent’s rights hereunder.

     6.9 Reinstatement. The obligations of each Debtor under this Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Secured Obligations is rescinded or otherwise must be restored or returned by the Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Debtor or any other obligor or otherwise, all as though such payment had not been made.
SECTION 7.
MISCELLANEOUS
     7.1 Amendments. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement. No consent of any holder of Secured Obligations arising under a Specified Swap Contract (except in such Person’s capacity as a Bank, if applicable) shall be required for any waiver, amendment, supplement or other modification to this Agreement.
     7.2 Notices. All notices, requests and demands to or upon the Agent or any Debtor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement. All notices, requests and demands hereunder to any Debtor shall be given to it at its address or telecopy number provided on Schedule 7.2 or at such other address in the United States as may be specified by such Debtor in a written notice delivered to the Agent in accordance with Section 9.2 of the Credit Agreement.
     7.3 No Waiver by Course of Conduct; Cumulative Remedies; No Duty. No failure to exercise, nor any delay in exercising, on the part of the Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Agent would otherwise have on any future occasion. The rights and remedies provided herein and in the other Credit Documents are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law. The powers conferred on Agent under this Agreement are solely to protect Agent’s rights under this Agreement and shall not impose any duty upon it to exercise any such powers. Except as elsewhere provided hereunder, Agent shall have no duty as to any of the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.
     7.4 Enforcement Expenses; Indemnification.
          (a) Costs and Expenses. Each Debtor shall pay (i) all out-of-pocket expenses of Agent, including reasonable fees and disbursements of special counsel for Agent, in connection with the preparation of this Agreement and the other Credit Documents and, if appropriate, the recordation of the Credit Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by Agent and each Bank, including fees and disbursements of counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by Agent and each Bank in connection therewith. Borrower shall indemnify each Bank against any Taxes imposed by reason of the execution and delivery of this Agreement or the Notes (other than Taxes in respect of the net income of such Bank).
          (b) Indemnification. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE BORROWER SHALL INDEMNIFY AND HOLD HARMLESS EACH AGENT-RELATED PERSON, EACH BANK AND THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, AGENTS AND ATTORNEYS-IN-FACT (COLLECTIVELY THE “INDEMNITEES”) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, AND DISBURSEMENTS (INCLUDING ALL FEES, EXPENSES, AND DISBURSEMENTS OF ANY LAW FIRM OR OTHER EXTERNAL COUNSEL AND, WITHOUT DUPLICATION, THE ALLOCATED COST OF INTERNAL LEGAL SERVICES AND ALL EXPENSES AND DISBURSEMENTS OF INTERNAL COUNSEL AND INCLUDING SETTLEMENT COSTS) OF ANY KIND OR NATURE WHATSOEVER, (EXCLUDING, HOWEVER, THE COSTS AND EXPENSES INCURRED BY THE BANKS, OTHER THAN THE AGENT, IN CONNECTION WITH THE PREPARATION, EXECUTION OR DELIVERY OF THIS AGREEMENT) WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE IN ANY WAY RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH (A) THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF ANY CREDIT DOCUMENT OR ANY OTHER AGREEMENT, LETTER, OR INSTRUMENT DELIVERED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, (B) ANY COMMITMENT, ADVANCE, OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), OR (C) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS WASTE OR HAZARDOUS SUBSTANCES ON OR FROM ANY PROPERTY CURRENTLY OR FORMERLY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY LIABILITY UNDER ENVIRONMENTAL LAW RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (D) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY (INCLUDING ANY INVESTIGATION OF, PREPARATION FOR, OR DEFENSE OF ANY PENDING OR THREATENED CLAIM, INVESTIGATION, LITIGATION OR PROCEEDING) AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF THE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH

LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY INDEMNITEE HAVE ANY LIABILITY FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE EFFECTIVE DATE). ALL AMOUNTS DUE UNDER THIS SECTION 7.4 SHALL BE PAYABLE WITHIN TEN BUSINESS DAYS AFTER DEMAND THEREFOR. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE RESIGNATION OF THE AGENT, THE REPLACEMENT OF ANY BANK, THE TERMINATION OF THIS AGREEMENT, THE REPAYMENT, SATISFACTION OR DISCHARGE OF ALL THE OTHER SECURED OBLIGATIONS AND THE RELEASE OF THE COLLATERAL.
     7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Debtor and shall inure to the benefit of the Agent and the Secured Parties and their successors and assigns; provided that no Debtor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent.
     7.6 Set-Off. Each Debtor hereby irrevocably authorizes the Agent and each Bank at any time and from time to time upon the occurrence and during the continuation of any Event of Default, without prior notice to such Debtor or any other Debtor, any such notice being waived by such Debtor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the respective Debtor against any and all Obligations owing to such Bank under the Credit Agreement, the Guaranties, or under any other Credit Document, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand for payment and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Any such set-off shall be subject to the notice requirements of Section 7.4 of the Credit Agreement; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
     7.7 Counterparts. This Agreement may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of an original manually executed counterpart of this Agreement.
     7.8 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     7.9 Section Headings. The Section headings used in this Agreement are included for convenience of reference only and shall not affect the interpretation of this Agreement.
     7.10 Integration; Direct Conflict. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of a direct conflict between this Agreement and the Credit Agreement, the Credit Agreement shall control; provided, however, the parties understand and agree that this Agreement sets forth additional covenants, obligations and rights and the parties will use all reasonable efforts to construe the provisions and covenants in this Agreement as not being in direct conflict with the Credit Agreement.
     7.11 GOVERNING LAW, WAIVER OF JURY TRIAL, ETC.
          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.
          (b) SUBMISSION TO JURISDICTION. EACH DEBTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT, ANY BANK OR THE ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY DEBTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (c) WAIVER OF VENUE. EACH DEBTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY ANY

LEGAL REQUIREMENT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY ANY LEGAL REQUIREMENT.
          (e) WAIVER OF PUNITIVE DAMAGES, ETC. EACH DEBTOR HEREBY (i) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, (A) ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE CREDIT DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, ANY “SPECIAL DAMAGES,” AS DEFINED BELOW; AND (B) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); (ii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENT OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.
          (f) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED

ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     7.12 Additional Debtors. Each Subsidiary of the Borrower that is required to become a party to this Agreement after the date hereof pursuant to Section 5.8 of the Credit Agreement shall become a Debtor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an instrument in the form of Annex I hereto.
     7.13 Termination; Releases.
          (a) This Security Agreement and the security interest created hereby shall terminate when all the Secured Obligations have been indefeasibly paid in full and all commitments of each of the Secured Parties to the Debtors have been fully and finally terminated, at which time the Agent shall execute and deliver to the Debtors or the Debtors’ designee, at the Debtors’ expense, all Uniform Commercial Code termination statements and similar documents which the Debtors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.13(a) shall be without recourse to or warranty by the Agent.
          (b) Any Debtor other than the Borrower shall automatically be released from its obligations hereunder and the security interest granted hereby in the Collateral of such Debtor shall be automatically released in the event that all the Capital Stock of such Debtor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrower in accordance with the terms of the Credit Agreement; provided that, to the extent required by the Credit Agreement, the Majority Banks or, if required by the terms of the Credit Agreement, such other requisite number of Banks, shall have consented to such sale, transfer or other disposition and the terms of such consent did not provide otherwise. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Debtor in a transaction permitted by the Credit Agreement the security interest created hereby in any Collateral that is so sold, transferred or otherwise disposed of shall automatically terminate and be released upon the closing of such sale, transfer or other disposition, and such Collateral shall be sold free and clear of the Lien and security interest created hereby; provided, however, that such security interest will continue to attach to all proceeds of such sales or other dispositions. In connection with any of the foregoing, the Agent shall promptly execute and deliver to the Debtors or the Debtors’ designee, at the Debtors’ expense, all Uniform Commercial Code termination statements and similar documents that the Debtors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.13(b) shall be without recourse to or warranty by the Agent.

          (c) No consent of any holder of Secured Obligations arising under a Specified Swap Contract (except in such Person’s capacity as a Bank, if applicable) shall be required for any release of Collateral or Debtors pursuant to this Section 7.13.
     7.14 Amendment and Restatement; Confirmation of Liens. This Agreement is an amendment and restatement of the Existing Security Agreement, and supersedes the Existing Security Agreement in its entirety; provided, however, that (i) the execution and delivery of this Security Agreement shall not effect a novation of the Existing Security Agreement but shall be, to the fullest extent applicable, in modification, renewal, confirmation and extension of such Existing Security Agreement, and (ii) the Liens, security interests and other interests in the Collateral (as such term is defined in the Existing Security Agreement, hereinafter the “Original Collateral”) granted under the Existing Security Agreement are and shall remain legal, valid, binding and enforceable with regard to such Original Collateral. Each Grantor party to the Existing Security Agreement hereby acknowledges and confirms the continuing existence and effectiveness of such Liens, security interests and other interests in the Original Collateral granted under the Existing Security Agreement, and further agrees that the execution and delivery of this Security Agreement and the other Loan Documents shall not in any way release, diminish, impair, reduce or otherwise affect such Liens, security interests and other interests in the Original Collateral granted under the Existing Security Agreement.
THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature pages follow.]

     EXECUTED as of the date first above written.

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Ronald E. McKaig

Name: Ronald E. McKaig
Title: Senior Vice President
Signature Page to Security Agreement

STONE ENERGY CORPORATION, a Delaware corporation
By:	/s/ David H. Welch
Name:	David H. Welch
Title:	President and Chief Executive Officer

By:	/s/ Kenneth H. Beer
Name:	Kenneth H. Beer
Title:	Senior Vice President and Chief Financial Officer

STONE ENERGY OFFSHORE, L.L.C., a Delaware limited liability company Through its sole member, STONE ENERGY CORPORATION
By:	/s/ David H. Welch
Name:	David H. Welch
Title:	President and Chief Executive Officer

By:	/s/ Kenneth H. Beer
Name:	Kenneth H. Beer
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Security Agreement

SCHEDULE 3.3
ORGANIZATION, LOCATION
AND FILING INFORMATION

		Jurisdiction of	File # in
	Prior	Formation and	Domestic	Address of Chief
Entity	Names	Type of Entity	Jurisdiction	Executive Office
Stone Energy Corporation		Delaware Corporation	2329102	625 E. Kaliste Saloom Road Lafayette, Louisiana 70508

Stone Energy Offshore, L.L.C.	Bois d’Arc Properties, LP; Bois d’Arc Energy, Inc.; Bois d’Arc Holdings, LLC; Bois d’Arc Offshore Ltd.	Delaware Limited Liability Company	4537731	625 E. Kaliste Saloom Road Lafayette, Louisiana 70508
Schedule 3.3 to Security Agreement

SCHEDULE 3.4
CERTAIN COLLATERAL
None.
Schedule 3.4 to Security Agreement

SCHEDULE 3.5(a)
PLEDGED SECURITIES

		Type of	Certificate	Number of	Percentage
Debtor	Issuer	Interests	Number	Shares	of Interests
Stone Energy Corporation	Stone Energy, L.L.C.	LLC membership interests	N/A	N/A	100%
Stone Energy Corporation	Stone Energy Offshore, L.L.C.	LLC membership interests	N/A	N/A	100%
Stone Energy Offshore, L.L.C.	Caillou Boca Gathering, LLC	LLC membership interests	N/A	N/A	90%
Schedule 3.5(a) to Security Agreement

SCHEDULE 7.2
DEBTORS’ ADDRESS FOR NOTICE
c/o Stone Energy Corporation
625 E. Kaliste Saloom Road
Lafayette, LA 70508
ATTN: Kenneth H. Beer, Senior Vice President and Chief Financial Officer
Telephone: (337) 237-0410
Facsimile: (337) 237-0426
Schedule 7.2 to Security Agreement

Annex I to the
Security Agreement
     This SUPPLEMENT NO. [     ] dated as of [               ] (this “Supplement”), is delivered in connection with the Security Agreement dated as of August [     ], 2008 (as amended or otherwise modified from time to time, the “Security Agreement”), among Stone Energy Corporation (the “Borrower”), certain subsidiaries of the Borrower party thereto from time to time (such subsidiaries together with the Borrower, the “Debtors”), and Bank of America, N.A. (“BOA”), as administrative agent (in such capacity, the “Agent”) for the benefit of the Secured Parties (as defined therein).
     A. Reference is made to the Second Amended and Restated Credit Agreement dated as of August [     ], 2008 (as amended or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Banks”), and the Agent.
     B. The Debtors have entered into the Security Agreement as a condition precedent to the effectiveness of the Credit Agreement. Section 7.12 of the Security Agreement provides that additional Subsidiaries of the Borrower may become Debtors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Debtor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Debtor under the Security Agreement.
     C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or, where any such term is not defined in the Security Agreement, the Credit Agreement.
     Accordingly, the Agent and the New Debtor agree as follows:
     SECTION 1. In accordance with Section 7.12 of the Security Agreement, the New Debtor by its signature below becomes a Debtor under the Security Agreement with the same force and effect as if originally named therein as a Debtor, and the New Debtor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Debtor thereunder and (b) represents and warrants that the representations and warranties made by it as a Debtor thereunder are true and correct on and as of the date hereof. The Schedules to the Security Agreement are hereby supplemented by the Schedules attached hereto with respect to the New Debtor. In furtherance of the foregoing, the New Debtor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Agent, for the benefit of the Secured Parties, a security interest in and lien on all of the New Debtor’s right, title and interest in and to the Collateral of the New Debtor. Each reference to a “Debtor” in the Security Agreement shall be deemed to include the New Debtor.
     SECTION 2. The New Debtor represents and warrants to the Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
Annex I to Security Agreement

     SECTION 3. This Supplement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     SECTION 4. Except as expressly supplemented hereby, the Security Agreement and the Guaranties shall remain in full force and effect.
     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
     SECTION 6. All communications and notices to the New Debtor under the Security Agreement shall be in writing and given as provided in Section 7.2 of the Security Agreement to the address for the New Debtor set forth under its signature below.
     SECTION 7. The New Debtor agrees to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Agent.
THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Annex I to Security Agreement

     IN WITNESS WHEREOF, the New Debtor and the Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW DEBTOR]

By:
Name:
Title:
Address:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Annex I to Security Agreement

SCHEDULE 3.3
ORGANIZATION, LOCATION
AND FILING INFORMATION

Jurisdiction
of Formation
		and	File # in
	Prior	Type of	Domestic	Address of Chief Executive
Entity	Names	Entity	Jurisdiction	Office

Annex I to Security Agreement

SCHEDULE 3.5(a)
PLEDGED SECURITIES

		Type of	Certificate	Number of	Percentage
Debtor	Issuer	Interests	Number	Shares	of Interests

Annex I to Security Agreement